Exhibit 99.1

[VARIAN LOGO APPEARS HERE]

News Release

                                                                                                                           Contacts:

Susan Torbitt

Public Relations and Communications

978.282.2410

susan.torbitt@vsea.com

or

Mary Wright

Director, Investor Relations

978.282.5859

mary.wright@vsea.com

Varian Semiconductor Receives $22 Million Payment from Applied Materials

GLOUCESTER, MA, October 7, 2004 – Varian Semiconductor Equipment Associates, Inc. (NASDAQ: VSEA) announced today that it has received a $22 million payment from Applied Materials, Inc. (“Applied Materials”). Applied Materials made this payment as the result of an arbitration panel ruling in the second phase of the arbitration between Varian Semiconductor and Applied Materials on the validity of several patents of Varian Semiconductor.

The payment represents Applied Materials’ estimate of the aggregate amount of back royalties plus interest it owes to Varian Semiconductor under the patent license agreement (the “Agreement”) between Varian Semiconductor and Applied Materials dated January 1, 1992. Varian Semiconductor has until November 1, 2004 to notify the arbitration panel whether it will request an arbitration hearing on the amount of back royalty payments plus interest owed under the Agreement. Applied Materials also is required to pay quarterly unit-based royalty payments to Varian Semiconductor on future sales of certain products found to be within the scope of the Agreement through expiration of the Agreement in March 2007.

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VSEA Receives $22 Million from Applied Materials	Page 2	October 7, 2004

“When a competitor fails to live up to its contractual obligations or infringes on our intellectual property rights, we have an obligation to protect our investments on behalf of our customers, shareholders and employees,” said Ernest Godshalk, president and chief operating officer of Varian Semiconductor. “As a technology leader in the semiconductor equipment industry, our success depends in part, upon the protection of our proprietary rights.”

In May 2003, an arbitration panel determined that certain Applied Materials’ products were within the scope of the Varian Semiconductor patents licensed to Applied Materials under the Agreement. In August 2004, the arbitration panel determined in the second phase of the arbitration that Varian Semiconductor’s patents are valid and enforceable, and that the Company is entitled to payment of back royalties plus interest.

About Varian Semiconductor

Varian Semiconductor Equipment Associates, Inc. is a leading producer of ion implantation equipment used in the manufacture of semiconductors. The company is headquartered in Gloucester, Massachusetts, and operates worldwide. Varian Semiconductor maintains a web site at www.vsea.com. The information contained in the company’s web site is not incorporated by reference into this release, and the web site address is included in this release as an inactive textual reference only.

Note: This release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, the statements concerning the company’s performance, market share and technology leadership, technological capabilities and benefits are forward-looking statements and any statements using the terms “believes,” “anticipates,” “expects,” “plans,” or similar expressions are forward-looking statements. There are a number of important risks and factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, volatility in the semiconductor equipment industry; economic conditions in general and as they affect the company’s customers; significant fluctuations in the company’s quarterly operating results; the impact of rapid technological change; the company’s dependence on the development and introduction of new products; the company’s concentration on ion implantation systems and related products; concentration in the company’s customer base and lengthy sales cycles; the highly competitive market in which the company competes; risks of international sales; foreign currency risks; and general economic conditions; and other factors identified in the company’s Annual Report on Form 10-K, and the most recent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The company cannot guarantee any future results, levels of activity, performance or achievement. The company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

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